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                                                                       EXHIBIT 5

                                                             [Execution Version]


                      SECOND AMENDMENT TO WARRANT AGREEMENT


         This Second Amendment to Warrant Agreement dated as of June 28, 2000 (this "Agreement"), is entered into by Kafus Industries Ltd., f/k/a Kafus Environmental Industries Ltd., a British Columbia corporation (the "Company"), and ECT Merchant Investments Corp., a Delaware corporation ("ECTMI"), amending the Warrant Agreement dated as of March 11, 1999 (as modified from time to time, the "Warrant Agreement"), between the Company and ECTMI. The defined terms of the Warrant Agreement are used herein unless otherwise defined herein.

                                  INTRODUCTION

The Company, ECTMI, Sundance Assets, L.P., a Delaware limited partnership ("Sundance"), and ENA CLO I Holding Company I L.P. ("Holdco"; and together with Sundance and ECTMI, the "Purchasers") are entering into the Second Amendment to Note Agreements dated as of June 28, 2000 (the "Amendment to Note Agreements"), amending the Amended and Restated Note Agreement dated as of March 11, 1999 (the "Sundance Note Agreement"), between the Company and Sundance, and to the Amended and Restated Note Agreement dated as of March 11, 1999 (the "ECTMI/Holdco Note Agreement;" and together with the Sundance Note Agreement, the "Note Agreements"), between the Company and ECTMI, certain rights under which have been assigned to Holdco.

In connection with the Amendment to Note Agreements and on the conditions set forth therein, the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company the U.S.$685,000 Convertible Promissory Note (Term Loan E) (the "$685,000 Term Loan E Note") and the Warrant for 68,500 Shares of Common Stock dated as of June 28, 2000, issued by the Company to the Purchaser in connection therewith (the "Term Loan E Warrant"). In connection with the foregoing, in order to entitle the holder of the Term Loan E Warrant to the rights and benefits conferred under the Warrant Agreement, the Company and ECTMI agree as follows:

Section 1.        Amendments to Warrant Agreement.

1.1 Section 1.1 of the Warrant Agreement is amended by inserting, in appropriate alphabetical order, the following definitions of "$685,000 Term Loan E Note" and "Term Loan E Warrant":

         "$685,000 Term Loan E Note" means the U.S.$685,000 Convertible Promissory Note (Term Loan E) dated as of June 28, 2000, made by the Company and payable to the order of ECTMI.



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         "Term Loan E Warrant" means the Warrant for 68,500 Shares of Common
         Stock dated as of June 28, 2000, issued by the Company to the Purchaser in connection with the $685,000 Term Loan E Note.

1.2 Section 1.1 of the Warrant Agreement is amended by replacing the definition of "Note Documents" with following definition:

         "Note Documents" means this Agreement, the Note Agreement, the $7,500,000 Advancing Credit Facility Note, the March 1999 Warrants, the Structuring Fee Agreement dated as of March 11,1999, made by the Company in favor of ECT Securities Limited Partnership, the $1,000,000 Term Loan D Note, the Term Loan D Warrant, the $685,000 Term Loan E Note, the Term Loan E Warrant, and all other agreements delivered in connection with any of the foregoing.

1.3 Section 1.1 of the Warrant Agreement is amended by replacing the definition of "Registration Rights Agreement" with the following definition:

         "Registration Rights Agreement" means, individually or collectively (a) the Registration Rights Agreement dated as of March 11,1999, between the Company and ECTMI providing for the registration of the Common Stock issuable upon conversion of the Notes described therein and the exercise of the March 1999 Warrants, and (b) the Registration Rights Agreement dated as of June 5, 2000, between the Company and ECTMI providing for the registration of the Common Stock issuable upon conversion of the $1,000,000 Term Loan D Note and the exercise of the Term Loan D Warrant, as amended by the Amendment to the Registration Rights Amendment, dated as of June 28, 2000 providing for the registration of the Common Stock issuable upon conversion of the $685,000 Term Loan E Note and the exercise of the Term Loan E Warrant.

1.4 Section 1.1 of the Warrant Agreement is amended by replacing the definition of "Warrant Documents" with following definition:

         "Warrant Documents" means, this Agreement, the March 1999 Warrants, the Term Loan D Warrant, the Registration Rights Agreements, and the Term Loan E Warrant.

1.5 Section 2 of the Warrant Agreement is amended by inserting in appropriate alphabetical order the following Section 2.3:

                  Section 2.3 The Term Loan E Warrant; Certain Amendments. Effective on June 28, 2000, and for the Purchaser's commitment to advance the loan under the $685,000 Term Loan E Note, the Company will issue and sell to the Purchaser and, in reliance upon the representations and warranties of the Company contained herein and in the other Note Documents, Purchaser will purchase from the Company, the $685,000 Term Loan E Note and the Term Loan E Warrant. The combined purchase price of the $685,000 Term Loan E Note and the Term Loan E Warrant shall be the amount of the advance actually made under the $685,000 Term Loan E Note, with such purchase price being allocated for U.S. tax purposes only between the $685,000


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         Term Loan E Note and the Term Loan E Warrant with the $685,000 Term
         Loan E Note receiving 95% of the purchase price and the Term Loan Warrant receiving 5% of the purchase price. For all other purposes, including the determination of the outstanding principal amount of the $685,000 Term Loan E Note and the accrual of interest thereon, all funds advanced by the Purchaser under the Note Agreement with respect to the $685,000 Term Loan E Note shall be treated as an advance of principal under the $685,000 Term Loan E Note. The sale and purchase shall be effective upon execution and delivery of the Amendment to Warrant Agreement dated as of June 28, 2000, and the advance of the loan under the $685,000 Term Loan E Note. The Term Loan E Warrant shall be earned in full upon such sale and purchase.

1.6 Section 5 of the Warrant Agreement is amended by replacing the introductory phrase thereof with following phrase:

                  Section 5. Covenants. So long as the Purchaser retains any March 1999 Warrants, the Term Loan D Warrant, or the Term Loan E Warrant, the Company covenants as follows:

1.7 Section 5 and Section 7 of the Warrant Agreement are amended by replacing each reference in such Sections to the "March 1999 Warrants" with a reference to the "March 1999 Warrants, the Term Loan D Warrant, or the Term Loan E Warrant."

Section 2.        Effect on Warrant Documents.

2.1 Except as amended herein, the Warrant Agreement and the other Warrant Documents remain in full force and effect. The Company represents and warrants that it has no defenses to the enforcement of the Warrant Agreement, as amended. The Company further agrees that nothing herein shall act as a waiver of any of ECTMI's rights under the Warrant Documents as amended, including any waiver of any default or event of default, however denominated. The Company must continue to comply with the terms of the Warrant Documents, as amended.

2.2 This Agreement is a Warrant Document for the purposes of the provisions of the other Warrant Documents.

Section 3. Effectiveness. This Agreement shall become effective and the Warrant Documents shall be amended as provided herein effective as of the date first set forth above when the Company and ECTMI shall have duly and validly executed originals of this Agreement.

Section 4.        Miscellaneous.

4.1 Expenses. The Company shall pay directly or reimburse ECTMI for all reasonable expenses of ECTMI, as applicable, including charges and disbursements of legal counsel for ECTMI, in connection with the amendment, modification, waiver, or interpretation of this

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         Agreement and the other Warrant Documents, and the preservation or enforcement of any rights of ECTMI hereunder or thereunder, including the expenses of ECTMI prior to the execution of this Agreement or the other Warrant Documents. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.

4.2 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of British Columbia and the applicable laws of Canada, without regard to its principles of conflicts of law which would select another law. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

4.3 No Further Agreements. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



                            [signature page follows]


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THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


         EXECUTED as of the date first above written.


                                   KAFUS INDUSTRIES LTD.,
                                   f/k/a KAFUS ENVIRONMENTAL INDUSTRIES LTD.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   ECT MERCHANT INVESTMENTS CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------





[Amendment to Warrant Agreement]

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